Exhibit 10.12(c)

EXECUTION COPY

AMENDMENT NO. 4 TO SECOND AMENDED AND
RESTATED RECEIVABLES PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 13, 2011 (this “Amendment”), is by and among MANITOWOC FUNDING, LLC, as Seller, THE MANITOWOC COMPANY, INC., as Servicer, HANNOVER FUNDING COMPANY LLC, as Purchaser, and NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent.

WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                                Definitions.  Capitalized terms defined in the Agreement and used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

SECTION 2.                                Amendments.  The Agreement is hereby amended as follows:

(a)                                  Clause (i) of Section 1.9(a) of the Agreement is amended by adding the following proviso to the end thereof immediately following the initial occurrence of the date “December 21, 2006”:

; provided, however, that the existence of or compliance with either (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted by Congress on July 21, 2010 or any requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, or (B) the BASEL Accord or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith (whether or not having the force of law), shall in each case be deemed to satisfy this clause

(b)                                 The first paragraph of Section 1.10 of the Agreement is amended by adding the following proviso to the end thereof immediately following the second occurrence of the date “December 21, 2006”:

; provided, however, that the existence of or compliance with either (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted by Congress on July 21, 2010 or any requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, or (ii) the BASEL Accord or any rules, regulations, guidance, interpretations or directives promulgated or issued in connection therewith (whether or not having the force of law), shall in each case be deemed to satisfy the foregoing

(c)                                  The following new definitions are added to Exhibit I to the Agreement in appropriate alphabetical order:

“BASEL Accord” means, the second accord adopted by the BASEL Committee on Banking Supervision (as defined below), to the extent and in the manner implemented as an applicable law, guideline or request (or any combination thereof) from any Governmental Authority (whether or not having the force of law), as such accord and any related law, guideline or request may be amended, supplemented, restated or otherwise modified, including, but not limited to, each similar and subsequent accord that may be adopted by the BASEL Committee on Banking Supervision (including, but not limited to, BASEL III) and all related laws, guidelines or requests implementing each such accord as may be adopted and amended or supplemented from time to time.  As used herein, “BASEL Committee on Banking Supervision” means, the committee created in 1974 by the central bank governors of the Group of Ten nations. For purposes hereof “Group of Ten” shall mean the eleven countries of Belgium, Canada, France, Germany, Switzerland, the United States, Italy, Japan, the Netherlands, Sweden and the United Kingdom, which are commonly referred to as the “Group of Ten” or “G-10”, and any successor thereto.

“CRD” means, the Capital Requirements Directive which is comprised of Directives 2006/48/EC of the European Parliament of June 14, 2006 relating to the taking up and pursuit of the business of credit institutions and Directive 2006/49/EC of the European Parliament of June 14, 2006 on the capital adequacy of investment firms and credit institutions, as amended from time to time.

(d)                                 The definition of “Credit Agreement” set forth in Exhibit I to the Agreement is amended by replacing the date “October 7, 2010” where it appears therein with the date “May 13, 2011”.

(e)                                  Clause (viii) of paragraph (l) of Exhibit IV to the Agreement is amended by adding the following provision to the end thereof immediately following the phrase “reasonably request”:

, including any information available to the Seller or the Servicer as the Purchaser or the Agent may reasonably require in order to assist such Person (or any Program Support Provider) in complying with the requirements of Article 122a(4) and (5) of the CRD as may be applicable to such Person (or Program Support Provider)

(f)                                    Paragraph (s) of Exhibit IV to the Agreement is replaced in its entirety with the following:

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(s)                                  Financial Covenants.

(i)                                     [Reserved].

(ii)                                  Maximum Consolidated Senior Secured Leverage Ratio. The Servicer will cause the Consolidated Senior Secured Leverage Ratio at all times during the fiscal quarters of the Servicer set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio

June 30, 2011	4.00:1.00
September 30, 2011	4.00:1.00
December 31, 2011	3.875:1.00
March 31, 2012	3.75:1.00

June 30, 2012	3.50:1.00
September 30, 2012	3.50:1.00
December 31, 2012	3.50:1.00
March 31, 2013	3.50:1.00

June 30, 2013	3.25:1.00
September 30, 2013	3.25:1.00
December 31, 2013	3.25:1.00
March 31, 2014	3.25:1.00

June 30, 2014	3.25:1.00
September 30, 2014	3.25:1.00
December 31, 2014,	3.00:1.00
and thereafter

(iii)                               Minimum Consolidated Interest Coverage Ratio.  The Servicer will not permit the Consolidated Interest Coverage Ratio for any fiscal quarter of the Servicer set forth below to be less than or equal to the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio

June 30, 2011	1.50:1.00
September 30, 2011	1.575:1.00
December 31, 2011	1.625:1.00
March 31, 2012	1.750:1.00

June 30, 2012	1.875:1.00
September 30, 2012	2.00:1.00
December 31, 2012	2.00:1.00
March 31, 2013	2.25:1.00

June 30, 2013	2.25:1.00

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September 30, 2013	2.50:1.00
December 31, 2013	2.50:1.00
March 31, 2014	2.75:1.00

June 30, 2014	2.75:1.00
September 30, 2014	2.75:1.00
December 31, 2014, and thereafter	3.00:1.00

(g)                                 The following new paragraph (v) is hereby added to Exhibit IV to the Agreement immediately following existing paragraph (u) thereof:

(v)                                 Risk Retention.               The Seller shall (i) on an ongoing basis retain a net economic interest in the Pooled Receivables in an amount at least equal to 5% of the Outstanding Balance of the Pool Balance at such time in accordance with Paragraph 1 of Article 122a of the CRD, (ii) not change the manner in which it retains such net economic interest since the Closing Date, except to the extent permitted under such Paragraph 1 and (iii) not enter into any credit risk mitigation, short position or any other hedge with respect to such net economic interest, except to the extent permitted under such Paragraph 1.

SECTION 3.                                Representations and Warranties.  On the date hereof, each of the Seller and Manitowoc hereby represents and warrants (as to itself) to the Purchaser and the Agent as follows:

(a)                                  after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes a Termination Event or Unmatured Termination Event;

(b)                                 after giving effect to this Amendment, the representations and warranties of such Person set forth in the Agreement and each of the other Transaction Documents are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c)                                  this Amendment constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

SECTION 4.                                Effectiveness.  This Amendment shall be effective, as of the date hereof, upon receipt by the Agent of the following (in each case, in form and substance reasonably satisfactory to the Agent):

(a)                                  counterparts of this Amendment duly executed by each of the parties hereto;

(b)                                 an executed copy of a letter from JPMorgan Chase Bank, N.A. to Manitowoc confirming that the transactions contemplated by the Transaction Documents constitute a “Permitted Securitization” under the Credit Agreement; and

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(c)                                  such other agreements, documents, lien searches, officer certificates and instruments as the Agent shall request.

SECTION 5.                                Miscellaneous.  The Agreement, as amended hereby, remains in full force and effect.  Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby, unless otherwise expressly stated.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which then taken together shall constitute one and the same Amendment.  This Amendment may be executed by facsimile or delivery of a “.pdf” copy of an executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflict of laws provisions thereof) and the obligations, rights and remedies of the parties under this Amendment shall be determined in accordance with such laws.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

MANITOWOC FUNDING, LLC,
as Seller

By:	/s/ Carl J. Laurino
Name:	Carl J. Laurino
Title:	Vice President

Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement

THE MANITOWOC COMPANY, INC.,
as Servicer

By:	/s/ Maurice D. Jones
Name:	Maurice D. Jones
Title:	Senior Vice President, General Counsel
and Secretary

Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement

NORDDEUTSCHE LANDESBANK
GIROZENTRALE, as Agent

By:	/s/ Edward M. Weber
Name:	Edward M. Weber
Title:	Senior Director

By:	/s/ Heruy Dawit
Name:	Heruy Dawit
Title:	Director

Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement

HANNOVER FUNDING COMPANY LLC,
as Purchaser

By:	/s/ Damian Perez
Name:	Damian Perez
Title:	Vice-President

Amendment No. 4 to Second Amended and Restated Receivables Purchase Agreement